FOR IMMEDIATE RELEASE

ISSI ANNOUNCES THIRD FISCAL QUARTER 2009 RESULTS

SAN JOSE, Calif., Jul 28, 2009 /PRNewswire – FirstCall/ — Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the third fiscal quarter ended June 30, 2009.

Revenue in the third fiscal quarter ended June 30, 2009 was $38.9 million, a 24.5% increase from revenue of $31.3 million in the March 2009 quarter and a 33.5% decrease from revenue of $58.5 million in the June 2008 quarter.  Gross margin for the third quarter was 25.1%, compared with 20.7% in the March 2009 quarter and 22.8% in the June 2008 quarter.

In accordance with FASB Statement No. 141, “Business Combinations,” the Company recorded a charge of $1.5 million in the third quarter of fiscal 2009 to recognize the fair value of in-process R&D from its acquisition of Enable Semiconductor.   Reflecting the in-process R&D charge, the Company reported a net loss for the third quarter of $2.7 million or ($0.10) per diluted share.  On a non-GAAP basis, without the effect of the in-process R&D charge, the net loss in the third quarter was $1.2 million, or ($0.05) per diluted share. These results compare with a GAAP net loss for the March 2009 quarter of $3.8 million, or ($0.15) per diluted share.  The company reported GAAP net income for the June 2008 quarter of $2.0 million, or $0.07 per diluted share. A reconciliation of the Company’s GAAP and Non-GAAP results is included as part of this release.

The Company's cash, cash equivalents and short-term investments totaled $71.6 million at June 30, 2009, compared to $44.0 million at March 31, 2009.  Additionally, long-term investments totaled $1.5 million at June 30, 2009, compared to $21.1 million at March 31, 2009.  This change was the result of the reclassification of $20.0 million in auction rate securities from long-term investments to short-term investments in the third quarter of fiscal 2009.  The Company's inventory at June 30, 2009 totaled $16.6 million, a reduction of $11.0 million from March 31, 2009.  The Company generated $10.3 million in cash flow from operations in the third quarter of fiscal 2009.

"End market demand strengthened during the June quarter and we experienced a more moderate pricing environment.   As a result, we significantly grew our revenue over the March 2009 quarter and increased our gross margin to its highest level in several years," said Scott Howarth, ISSI's President and CEO.  "During the June quarter, we took further actions to strengthen our business during this economic downturn.  We successfully completed our acquisition of Enable Semiconductor, significantly reduced our inventory, and continued to improve our overall cost structure.  Our balance sheet remains very strong as we had $73.1 million in cash and investments at June 30," added Mr. Howarth.

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ISSI Release
July 28, 2009

Non-GAAP Financial Information

In addition to disclosing results determined in accordance with GAAP, ISSI has disclosed in this press release its non-GAAP net loss for the June 2009 quarter that excludes the in-process R&D charge.  When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company’s operational performance and its performance relative to its competitors. The Company has presented these non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider the in-process R&D charge in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the Company’s performance, to allocate resources and, relative to the Company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management’s decision to use such non-GAAP measures relates to the non-GAAP measures being a useful measure of the potential future performance of the Company’s business.   In line with common industry practice and to help enable comparability with other technology companies, the Company’s non-GAAP presentation excludes the impact of the in-process R&D.  Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company’s performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of these certain GAAP and non-GAAP measures.

Conference Call

A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 1-719-325-2322 by 1:20 p.m. Pacific time. The call will also be webcast from ISSI's website at http://www.issi.com.

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ISSI Release
July 28, 2009

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications, (iv) automotive electronics, and (v) industrial. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our balance sheet remaining strong are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, our ability to obtain a sufficient supply of wafers, our ability to maintain sufficient inventory of products to satisfy customer orders, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other risks listed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the period ended September 30, 2008 and our Quarterly Report on Form 10-Q for the period ended March 31, 2009. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year end audit.  The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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CONTACT:
John M. Cobb
Chief Financial Officer
Investor Relations
(408) 969-6600
ir@issi.com

Integrated Silicon Solution, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Net sales	$38,901	$58,494	$107,819	$179,888
Cost of sales	29,152	45,183	83,870	140,080
Gross profit	9,749	13,311	23,949	39,808

Operating expenses:
Research and development	4,980	5,541	14,374	15,250
Selling, general and administrative	5,958	8,102	19,667	23,227
Acquired in-process technology charge	1,450	-	1,450	-
Total operating expenses	12,388	13,643	35,491	38,477

Operating income (loss)	(2,639)	(332)	(11,542)	1,331
Interest and other income (expense), net	(68)	763	796	3,942
Gain on sale of investments	-	1,625	-	1,814

Income (loss) before income taxes and
minority interest	(2,707)	2,056	(10,746)	7,087
Provision (benefit) for income taxes	50	41	(52)	141

Income (loss) before minority interest	(2,757)	2,015	(10,694)	6,946

Minority interest in net (income) loss of
consolidated subsidiary	91	(17)	132	2

Net income (loss)	$(2,666)	$1,998	$(10,562)	$6,948

Basic net income (loss) per share	$(0.10)	$0.07	$(0.41)	$0.23
Shares used in basic per share calculation	25,410	26,658	25,507	30,469

Diluted net income (loss) per share	$(0.10)	$0.07	$(0.41)	$0.23
Shares used in diluted per share calculation	25,410	26,940	25,507	30,759

Reconciliation of GAAP to Non-GAAP Financial Measures

Net income (loss):
On a GAAP basis	$(2,666)	$1,998	$(10,562)	$6,948
Acquired in-process technology charge	1,450	-	1,450	-
On a non-GAAP basis	$(1,216)	$1,998	$(9,112)	$6,948

Diluted net income (loss) per share:
On a GAAP basis	$(0.10)	$0.07	$(0.41)	$0.23
Acquired in-process technology charge	0.06	-	0.06	-
On a non-GAAP basis	$(0.05)	$0.07	$(0.36)	$0.23

Integrated Silicon Solution, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	September 30,
	2009	2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$40,912	$42,175
Short-term investments	30,674	7,840
Accounts receivable, net	24,617	34,741
Inventories	16,620	39,222
Other current assets	2,316	4,717

Total current assets	115,139	128,695
Property, equipment and leasehold improvements, net	23,443	24,555
Long-term investments	1,504	19,304
Purchased intangible assets, net	3,349	2,000
Goodwill	511	-
Other assets	1,429	1,397
Total assets	$145,375	$175,951

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,513	$35,171
Accrued compensation and benefits	3,671	3,729
Accrued expenses	5,494	8,157

Total current liabilities	25,678	47,057

Other long-term liabilities	656	715

Total liabilities	26,334	47,772

Commitments and contingencies

Minority interest	2,305	789

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	309,961	310,712
Accumulated deficit	(190,993)	(180,431)
Accumulated other comprehensive loss	(2,235)	(2,894)

Total stockholders' equity	116,736	127,390
Total liabilities and stockholders' equity	$145,375	$175,951

(1) Derived from audited financial statements.